Exhibit 23.2




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 1998 (the "Form 10-K"), and the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-8 (Registration No. 33-67332), and the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-3 (Registration No. 33-72236).


                                                     ATWATER CONSULTANTS, LTD.



                                                    By:  /s/ O.R. Carter
                                                      ---------------------
                                                             O.R. Carter
                                                Co-Chairman, Board of Directors

New Orleans, Louisiana
March 15, 1999